POWER OF ATTORNEY
Allianz Life Insurance Company of New York
        I hereby constitute and appoint Stewart D. Gregg, Erik T. Nelson, James E. Nelson, and John S. Kreighbaum as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign any and all documents to be filed under the registrations reflected in the list below that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of New York pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Allianz Life Insurance Company of New York - Registered Variable Annuity Products

Allianz Life of NY Variable Account C   33 Act No.
NY VM II 33-26646
NY VM IV / Advantage333-19699
NY Opportunity 333-75718
NY Charter II 333-105274
NY High Five 333-124767
NY Vision (legacy)333-143195
Retirement Pro NY333-167334
Vision NY (POS)333-171428
Retirement Advantage NY333-180722
Vision NY (PAS)333-182990
Index Advantage NY N-4333-192949
Index Advantage NY ADV N-4 333-213128
Index Advantage NY NF N-4 333-215106
Index Advantage NY Income N-4 Pending

Allianz Life Insurance Co of New York  33 Act No.
Index Advantage NY S-1333-192948
Index Advantage NY S-1 Vers.2 333-210671
Index Advantage NY S-1 Vers 3 Pending
Index Advantage NY ADV S-1 333-213126
Index Advantage NY NF S-1 333-215104
Index Advantage NY Income S-1 Pending

Signature Title             Date

/s/ Walter R. White       3/8/2017
 Chairman of the Board and Chief Executive
Walter R. White                                 Officer

/s/ Stephen R. Herbert  3/8/2017
Director
Stephen R. Herbert

/s/ Gary A. Smith         3/16/2017
Director
Gary A. Smith
Allianz NY POA – March 2017

Signature Title           Date

/s/ Martha Clark Goss 3/16/2017
Director
Martha Clark Goss

/s/ Steven J. Thiel      3/8/2017
Director, Vice President and Appointed
Steven J. Thiel                                 Actuary

/s/ Thomas P. Burns   3/9/2017
Director and President
Thomas P. Burns

/s/ Ronald M. Clark    3/8/2017
Director
Ronald M. Clark

/s/ Kevin J. Doyle       3/9/2017
Director
Kevin J. Doyle

/s/ William E. Gaumond 3/9/2017
Director, Chief Financial Officer and
William E. Gaumond                      Treasurer

Allianz NY POA – March 2017